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FOR IMMEDIATE RELEASE
                                                                        CONTACT:

                                                                  Dennis Sheehan
                              Executive Vice President & Chief Financial Officer
                                                                  (973) 812-8600

                                                           The BISYS Group, Inc.
                                                                   Nasdaq:  BSYS
                                                                   www.bisys.com

                BISYS(R) ACQUIRES UNIVERSAL PENSIONS, INC. (UPI)
            - Acquisition Expands BISYS' Position as Leading Provider
        of Retirement Plan Services, and Significantly Enhances Client Base
                              and Related Solutions -

LITTLE FALLS, N.J. (June 1, 2001) -- BISYS announced today the acquisition of Minnesota-based Universal Pensions, Inc. (UPI) for approximately $85 million. This all cash transaction will be accounted for under the purchase method of accounting.

UPI is a leading provider of retirement plan services and related business solutions, currently supporting thousands of financial institutions, including securities firms, banks, and mutual fund, insurance, and trust companies. Founded in 1975, UPI has evolved into a full-service, industry-leading provider of retirement plan solutions. This acquisition materially expands BISYS' retirement plan services to an unmatched breadth of technology-based products and outsourcing services, and dramatically increases the number of clients BISYS supports.

EXPANDS INDUSTRY-LEADING POSITION IN DYNAMIC 401(K) MARKETPLACE
UPI currently supports more than 4,000 401(k) plans with administration and recordkeeping services, in partnership with a number of the nation's leading financial services firms. Based on the UPI acquisition, BISYS will provide recordkeeping services to approximately 15,000 small to mid-size 401(k) plans with approximately 1.3 million participants, materially expanding its market share in the fastest growing segment of the 401(k) industry.

EXPANDS RETIREMENT SERVICES OFFERING
This acquisition enables BISYS to offer an array of new retirement services to its financial services clients, including UPI's prototype plan documents, which are currently used by approximately 4 million IRAs and several thousand employee-sponsored retirement plans. BISYS also will offer UPI's industry-leading retirement plan education programs, which train more than 12,000 retirement professionals annually, and maintain UPI's toll-free help line for ongoing access to industry expertise and assistance.

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According to Lynn Mangum, BISYS' chairman and CEO, "This acquisition positions
BISYS as a recognized leader in retirement plan services. Integrating the proven solutions and unique core competencies offered by two industry leaders will enable BISYS to offer an unprecedented array of products, services, and expertise. Our integrated and expanded retirement plan services will materially benefit our collective financial services and investment management partners, the companies sponsoring retirement plans, and ultimately their plan participants." Mangum also noted that based on the expanded services, BISYS' Plan Services division will be renamed Retirement Services to reflect its broader scope.

Arnold Johnson, CEO of UPI, reported, "Integrating the industry-leading capabilities of BISYS and UPI will provide the retirement services industry with a truly unique, holistic approach. BISYS will be the only firm supporting virtually every component of a sophisticated retirement plan infrastructure, including prototype plan design and maintenance, plan administration, forms and documents, customized marketing and sales support, staff training and development, and solid technology platforms enhanced with contemporary Internet-based solutions. BISYS is uniquely positioned to efficiently and effectively support the explosive growth and the dynamic requirements of the retirement services industry."

BISYS' decision to solidify its market leadership and materially expand its plan services by acquiring UPI was influenced by the growing outsourcing trend in this technology-dependent industry. Integrating and leveraging UPI's products and services enhances BISYS' ability to further capitalize on the growing outsourcing trend as more firms outsource their retirement services to eliminate the capital, human, and technology resources required to develop and maintain internal infrastructures. "We see unprecedented outsourcing opportunities in the 401(k) retirement marketplace," stated Mangum.

ABOUT BISYS
The BISYS Group, Inc. (Nasdaq: BSYS), headquartered in Little Falls, N.J., supports more than 15,000 financial institutions and corporate clients through three integrated business units. Its INVESTMENT SERVICES GROUP administers and distributes more than 120 families of mutual funds with approximately 1,100 portfolios, provides retirement plan services to approximately 15,000 companies in partnership with 35 of the nation's leading bank and investment management companies, and offers regulatory consulting services. The INSURANCE AND EDUCATION SERVICES GROUP provides distribution solutions for annuities and life, long-term care, disability, and special risk insurance products; offers certification and continuing education training for insurance and

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investment professionals; and provides licensing-related software products and services. BISYS' INFORMATION SERVICES GROUP provides information processing and check imaging solutions to approximately 1,000 financial institutions.



Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

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